United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

_________________

Date of report (date of earliest event reported):  August 16, 2007

SIGNALIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300

 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

On August 6, 2007, as previously reported in Signalife’s most recent quarterly report on form 10-QSB, Signalife entered into a series of related transactions with YA Global Investments, LP (“YA Global”), including a Securities Purchase Agreement, a Standby Equity Distribution Agreement, and Registration Rights Agreements, pursuant to which:

(1)

For the sum of $2,000,000 pursuant to the Securities Purchase Agreement, YA Global agreed to purchase:  (1) 2,956,830 unregistered common shares (based upon the formula of $2,000,000 divided by 95% of the average volume weighted average price (“VWAP”) of Signalife’s common stock for the twenty-day period prior to the date of the Securities Purchase Agreement), (2) five-year common stock purchase warrants entitling YA Global to purchase 1,000,000 unregistered common shares at a price of $1 per share, and (3) five-year common stock purchase warrants entitling YA Global to purchase 500,000 unregistered common shares at a price of $2 per share.  The aforesaid warrants are exercisable in cash, except to the extent that the underlying common shares are not registered or in the event of an event of default as defined under the Securities Purchase Agreement. The aforesaid warrants carry full-ratchet anti-dilution rights.

(2)

Pursuant to the terms of the Standby Equity Distribution Agreement, YA Global agreed to grant to Signalife the right at its election without any obligation to do so, over a three-year period, to incrementally sell up to $100,000,000 in common shares to YA Global at a price equal to 97% of the lowest daily VWAP for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.

(3)

Pursuant to the terms of the Standby Equity Distribution Agreement, Signalife agreed to pay to YA Global 1,404,495 unregistered common shares as compensation for entering into the Equity Agreement and committing to selling shares to YA Global thereunder.

In connection with the aforesaid transactions, Signalife entered into a Placement Agent Agreement with Newbridge Securities Corporation, a NASD registered broker-dealer, which acted as Signalife’s exclusive placement agent in the aforesaid transaction.  Under that agreement, Signalife agreed to pay to Newbridge 14,405 unregistered common shares as compensation for acting as Signalife’s exclusive placement agent.

The aforesaid $2,000,000 cash consideration and common shares and warrants were placed into escrow, with the $2,000,000 released to Signalife on August 16, 2007, following receipt of AMEX approval for the listing of the additional shares to be issued in connection with the transaction.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

99.1

Securities Purchase Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, LP *

99.2

Standby Equity Distribution Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, LP *

99.3

Placement Agent Agreement dated August 6, 2007 between Signalife, Inc. and Newbridge Securities Corporation *

99.4

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, LP *

99.5

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, LP *

99.6

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, LP *

99.7

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, LP *

99.8

News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Los Angeles, California, this 20th day of August, 2007.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Lowell Harmison
Lowell Harmison President and Chief Operating Officer